DIMON Incorporated
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EXHIBIT 99.1

DIMON Incorporated Tel: 434 792 7511 512 Bridge Street Post Office Box 681 Danville, VA 24543-0681 USA
FOR IMMEDIATE RELEASE	Contact:	Ritchie L. Bond
(434) 791-6952
May 7, 2003

DIMON Reports Third Quarter Earnings Company Confirms Fiscal 2003 Earnings Guidance

Danville, VA – DIMON Incorporated (NYSE: DMN) today announced that net income for its third fiscal quarter ended March 31, 2003 was $2.7 million, or $0.06 per basic share, compared to $4.7 million, or $0.11 per basic share, for the year earlier quarter.  The Company’s underlying net income for the quarter, a non-GAAP measure that excludes market valuation adjustments for derivative financial instruments, was $2.5 million, or $0.06 per basic share, compared to $1.7 million, or $0.04 per basic share, on the same basis last year.

The excluded market valuation adjustments result from interest rate swaps that must be marked-to-market each quarter, even though they are being held to maturity.  In discussing the Company’s forecast and actual operating performance, DIMON management consistently excludes these market valuation adjustments because they do not reflect the Company’s operating activities, are non-cash in nature, and will reverse in their entirety during the remaining term of the associated interest rate swaps.

DIMON’s net income for the nine months ended March 31, 2003, was $14.0 million, or $0.31 per basic share, compared to $14.8 million, or $0.33 per basic share, for the year earlier period.  Underlying net income for the nine months, which excludes market valuation adjustments for derivative financial instruments, was $22.0 million, or $0.49 per basic share, compared to $18.6 million, or $0.42 per basic share, on the same basis last year.

Sales and other operating revenues for the third quarter were $301.4 million, compared to $257.1 million for the year earlier quarter, a 17% increase.  The increase primarily reflects shipments from Zimbabwe that had been delayed from the prior quarter, which were somewhat offset by lower sales from North America.  Worldwide trading conditions for leaf tobacco continue to be favorable.  Purchasing and processing of current year South American crops are well underway and, consistent with prior years, are expected to contribute significantly to DIMON’s financial results over the next two quarters.  Sales and other operating revenues for the nine months ended March 31, 2003 were $878.1 million, compared to $922.1 million for the year earlier period.

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DIMON Incorporated
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Selling, general and administrative (SG&A) expenses for the third quarter were $26.8 million, up $1.9 million in comparison to the year earlier quarter.  The increase reflects the effect of a weaker U.S. dollar on euro and sterling denominated expenses, together with increased professional fees and personnel costs, partially offset by the elimination of goodwill amortization.  For the nine months ended March 31, 2003, SG&A expenses were $77.8 million, down slightly in comparison to the year earlier period.

Interest expense for the third quarter declined by $1.0 million, or 8%, reflecting a combination of reduced interest rates and more effective application of cash balances to reduce seasonal borrowing activity on short-term bank lines.  At March 31, 2003, total debt net of cash was $541.9 million, up $61.1 million, or 13%, in comparison to March 31, 2002.  The increase results from a somewhat larger financing requirement for trade receivables on higher shipment volumes during the quarter, and for inventories committed to customers.  DIMON’s uncommitted inventories remain at an optimal level.

Brian J. Harker, Chairman and Chief Executive Officer, stated, “We continue to see a substantially balanced global market for leaf tobacco and remain firmly on track to deliver a strong performance for fiscal year 2003 in line with our previously disclosed earnings guidance of between $1.00 and $1.05 per basic share, excluding any effects from market valuation adjustments for derivatives.  Thus far in FY2003, Zimbabwe has been a positive contributor to our overall operating performance and its effect on the year is now substantially complete.  Notwithstanding the fact that the business environment in Zimbabwe continues to be negatively impacted by its economic and political situation, which complicates our ability to forecast, based on current estimates for the crop just now coming to market we remain cautiously optimistic that Zimbabwe will continue to contribute to DIMON’s positive operating performance in FY2004.”

The timing and magnitude of fluctuations in the market valuation adjustments for derivative financial instruments (interest rate swaps) are driven primarily by often-volatile market expectations for changes in interest rates, and are inherently unpredictable.  Because these adjustments are a component of net income prepared in accordance with generally accepted accounting principles, management is unable to provide forward looking earnings guidance on that basis.

This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the Company's expectations and projections. Risks and uncertainties include changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, political instability in sourcing locations, currency and interest rate fluctuations, shifts in the global supply and demand position for the Company’s tobacco products, and the impact of regulation and litigation on the Company’s customers.  A further list and description of these risks, uncertainties and other factors can be found in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2002 and other filings with the Securities and Exchange Commission.

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DIMON Incorporated
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DIMON Incorporated is the world’s second largest dealer of leaf tobacco with operations in more than 30 countries.  As the Company’s business is seasonal, the results of a single quarter are not necessarily indicative of the results to be expected for the full year.  For more information on DIMON, visit the Company’s website at www.dimon.com.

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Condensed Statement of Consolidated Income	Third Quarter				First Nine Months
	March 31				March 31
(Unaudited - 000's Except Per Share Data)	2003		2002		2003		2002
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Sales and other operating revenues………………………..	$301,404		$257,065		$878,069		$922,149
Cost of goods and services sold……………………………	260,301		217,705		737,208		782,581
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Gross Profit………………………………………………………	41,103		39,360		140,861		139,568
Selling, administrative and general expenses……………	26,783		24,885		77,802		78,110
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Operating income………………………..................……………	14,320		14,475		63,059		61,458
Interest expense………………………………................………	11,125		12,133		34,268		35,862
Current (recovery) charge derivative financial instruments…	(194)		(4,068)		10,371		5,152
Income tax expense…………………...........…………………….	785		1,730		4,249		5,500
Equity in net income (loss) of investee
companies, net of income taxes……………………………	66		10		(171)		(135)
____________________________________________________________________________________________________________________________
Net Income……………………………….........……………………	$ 2,670		$ 4,690		$ 14,000		$ 14,809
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Basic Earnings Per Share……...............………………………	$.06		$.11		$.31		$.33
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Diluted Earnings Per Share…...............………………………	$.06	*	$.10	*	$.31	*	$.33	*
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Average number of shares outstanding:
Basic………………………………...................………………	44,534		44,525		44,530		44,525
Diluted………………………………....................……………	45,107	*	45,063	*	44,886	*	45,048	*

Cash dividends per share…………………………………….	$.075		$.05		$.20		$.15
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*	Assumed conversion of Convertible Debentures at the beginning of the period has an antidilutive effect on earnings per share.

Reconciliation of GAAP Net income to Non-GAAP Underlying Net Income
	Third Quarter				First Nine Months
	March 31				March 31
(Unaudited - 000's )	2003		2002		2003		2002
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GAAP Net Income……………………………………………….	$ 2,670		$4,690		$14,000		$ 14,809

Market valuation adjustments for derivatives, net of tax effect	(149)		(2,970)		7,986		3,766
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Non-GAAP Underlying Net Income…………………………	$2,521		$ 1,720		$21,986		$18,575
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Non-GAAP Underlying Income Per Share…………………	$.06		$.04		$.49		$.42
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Note 1 - Derivative Financial Instruments:  In accordance with Statement of Financial Accounting Standards No. 133 (FAS 133), "Accounting for Derivative Instruments and Hedging Activities," special hedge accounting is eliminated if the interest rate swap instruments do not meet certain criteria, thus requiring the Company to recognize all changes in their fair value in its current earnings. For the three months ended March 31, 2003 and 2002, the Company recognized non-cash recoveries before income taxes of $(194) and $(4,068), respectively, from the change in the fair value of these derivative financial instruments.  For the nine months ended March 31, 2003 and 2002, the Company recognized non-cash charges before income taxes of $10,371 and $5,152, respectively, from the change in the fair value of these derivative financial instruments.  As a result of fluctuations in interest rates, and volatility in market expectations, the fair market value of interest rate swap instruments can be expected to appreciate or depreciate over time and may continue to create volatility in reported earnings.

Note 2 - Amortization of Goodwill:  Effective July 1, 2002, the Company adopted Statement of Financial Accounting Standards No. 142 (FAS 142), " Goodwill and Other Intangible Assets."  Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statement.  Other intangible assets will continue to be amortized over their useful lives.  Application of the non-amortization provisions of FAS 142 resulted in increases in net income, after tax, of $1.7 million or earnings per basic share of $.04 and of $5.1 million or earnings per basic share of $.12 for the quarter and nine months ended March 31, 2003, respectively.  The Company has completed its initial transitional assessment and has determined that no potential goodwill impairment exists as of July 1, 2002.  In future years, a goodwill impairment review will be conducted at least annually and any impairment charges that are required to be recorded would be charged to operating income.

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